                                                                  EXECUTION COPY

                                                                      Exhibit 10

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                              AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                                 VITALWORKS INC.

                                  AS BORROWER,

                                       AND

                           WELLS FARGO FOOTHILL, INC.

                (FORMERLY KNOWN AS FOOTHILL CAPITAL CORPORATION)

                                    AS LENDER

                            DATED AS OF MARCH 8, 2002

                         AND AMENDED AND RESTATED AS OF
                                 AUGUST 20, 2003

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
1.       DEFINITIONS AND CONSTRUCTION...........................................................................     1

         1.1      Definitions...................................................................................     1

         1.2      Accounting Terms..............................................................................    17

         1.3      Code..........................................................................................    17

         1.4      Construction..................................................................................    17

         1.5      Schedules and Exhibits........................................................................    18

         2.1      Term Loan A...................................................................................    18

         2.2      Acquisition Line Advances.....................................................................    19

         2.3      Acquisition Line Advance Procedures...........................................................    20

         2.4      Payments......................................................................................    20

         2.5      Payments in Dollars...........................................................................    22

         2.6      Interest Rates: Rates, Payments, and Calculations.............................................    22

         2.7      Account Control Agreements....................................................................    23

         2.8      Crediting Payments............................................................................    23

         2.9      Designated Account............................................................................    24

         2.10     Maintenance of Loan Account; Statements of Obligations........................................    24

         2.11     Fees..........................................................................................    24

         2.12     [Intentionally Omitted].......................................................................    25

         2.13     [Intentionally Omitted].......................................................................    25

         2.14     Capital Requirements..........................................................................    25

3.       CONDITIONS; TERM OF AGREEMENT..........................................................................    26

         3.1      Conditions Precedent to the Initial Extension of Credit.......................................    26

         3.3      Conditions Precedent to all Extensions of Credit..............................................    27

         3.4      Term..........................................................................................    28

         3.5      Effect of Termination.........................................................................    29

         3.6      Early Termination.............................................................................    29

4.       CREATION OF SECURITY INTEREST..........................................................................    29

         4.1      Grant of Security Interest....................................................................    29

         4.2      Negotiable Collateral.........................................................................    30

         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral........................    30

         4.4      Delivery of Additional Documentation Required.................................................    30

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
         4.5      Power of Attorney.............................................................................    31

         4.6      Right to Inspect..............................................................................    31

         4.7      Securities Account Agreements.................................................................    31

5.       REPRESENTATIONS AND WARRANTIES.........................................................................    31

         5.1      No Encumbrances...............................................................................    32

         5.2      NDC Agreements................................................................................    32

         5.4      Equipment.....................................................................................    32

         5.5      Location of Inventory and Equipment...........................................................    32

         5.6      Inventory Records.............................................................................    32

         5.7      Location of Chief Executive Office; FEIN......................................................    32

         5.8      Due Organization and Qualification; Subsidiaries..............................................    32

         5.9      Due Authorization; No Conflict................................................................    33

         5.10     Litigation....................................................................................    33

         5.11     No Material Adverse Change....................................................................    34

         5.12     Fraudulent Transfer...........................................................................    34

         5.13     Employee Benefits.............................................................................    34

         5.14     Environmental Condition.......................................................................    34

         5.15     Brokerage Fees................................................................................    34

         5.17     Leases........................................................................................    36

         5.18     DDAs..........................................................................................    36

         5.19     Complete Disclosure...........................................................................    36

         5.20     Indebtedness..................................................................................    36

6.       AFFIRMATIVE COVENANTS..................................................................................    36

         6.1      Accounting System.............................................................................    36

         6.2      Collateral Reporting..........................................................................    37

         6.3      Financial Statements, Reports, Certificates...................................................    37

         6.5      Return........................................................................................    39

         6.6      Maintenance of Properties.....................................................................    40

         6.7      Taxes.........................................................................................    40

         6.8      Insurance.....................................................................................    40

         6.9      Location of Inventory and Equipment...........................................................    41

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
         6.10     Compliance with Laws..........................................................................    41

         6.11     Leases........................................................................................    41

         6.12     Brokerage Commissions.........................................................................    41

         6.13     Existence.....................................................................................    41

         6.14     Environmental.................................................................................    42

         6.15     Disclosure Updates............................................................................    42

         6.16     Intellectual Property Rights..................................................................    42

         6.17     Collateral Access Agreements..................................................................    44

7.       NEGATIVE COVENANTS.....................................................................................    44

         7.1      Indebtedness..................................................................................    44

         7.2      Liens.........................................................................................    44

         7.3      Restrictions on Fundamental Changes...........................................................    45

         7.4      Disposal of Assets............................................................................    45

         7.5      Change Name...................................................................................    45

         7.6      Guarantee.....................................................................................    45

         7.7      Nature of Business............................................................................    45

         7.8      Prepayments and Amendments....................................................................    45

         7.9      [Intentionally Omitted].......................................................................    45

         7.10     Consignments..................................................................................    46

         7.11     Distributions.................................................................................    46

         7.12     Accounting Methods............................................................................    46

         7.13     Investments...................................................................................    46

         7.14     Transactions with Affiliates..................................................................    46

         7.15     Suspension....................................................................................    46

         7.16     [Intentionally Omitted].......................................................................    46

         7.17     Use of Proceeds...............................................................................    46

         7.18     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees............    47

         7.19     Securities Accounts...........................................................................    47

         7.20     Financial Covenants...........................................................................    47

8.       EVENTS OF DEFAULT......................................................................................    47

9.       LENDER'S RIGHTS AND REMEDIES...........................................................................    49

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
         9.1      Rights and Remedies...........................................................................    49

         9.2      Remedies Cumulative...........................................................................    51

10.      TAXES AND EXPENSES.....................................................................................    51

11.      WAIVERS; INDEMNIFICATION...............................................................................    52

         11.1     Demand; Protest...............................................................................    52

         11.2     Lender's Liability for Collateral.............................................................    52

         11.3     Indemnification...............................................................................    52

12.      NOTICES................................................................................................    53

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.............................................................    54

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.............................................................    55

         14.1     Assignments and Participations................................................................    55

         14.2     Successors....................................................................................    57

15.      AMENDMENTS; WAIVERS....................................................................................    57

         15.1     Amendments and Waivers........................................................................    57

         15.2     No Waivers; Cumulative Remedies...............................................................    57

16.      GENERAL PROVISIONS.....................................................................................    57

         16.1     Effectiveness.................................................................................    57

         16.2     Section Headings..............................................................................    57

         16.3     Interpretation................................................................................    57

         16.4     Severability of Provisions....................................................................    58

         16.5     Withholding Taxes.............................................................................    58

         16.6     Amendments in Writing.........................................................................    58

         16.7     Counterparts; Telefacsimile Execution.........................................................    58

         16.8     Revival and Reinstatement of Obligations......................................................    58

         16.9     Integration...................................................................................    59

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                             EXHIBITS AND SCHEDULES

Exhibit C-1                        Form of Compliance Certificate

Schedule D-1                       Designated Account
Schedule D-2                       Other Designated Accounts
Schedule L-1                       Lender's Account
Schedule P-1                       Permitted Liens
Schedule 2.7(a)                    AC Accounts
Schedule 5.5                       Locations of Inventory and Equipment
Schedule 5.7                       Chief Executive Office; FEIN
Schedule 5.8(b)                    Capitalization of Borrower
Schedule 5.8(c)                    Capitalization of Borrower's Subsidiaries
Schedule 5.10                      Litigation
Schedule 5.14                      Environmental Matters
Schedule 5.16(a)                   Intellectual Property
Schedule 5.16(b)                   Source Code Licenses
Schedule 5.18                      Demand Deposit Accounts
Schedule 5.20                      Permitted Indebtedness
Schedule 7.14                      Transactions with Affiliates

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                  THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of August 20, 2003, between WELLS FARGO FOOTHILL, INC., a California corporation (formerly known as Foothill Capital Corporation) ("Lender"), and VITALWORKS INC., a Delaware corporation ("Borrower").

                  WHEREAS, Borrower and Lender are parties to a Loan and Security Agreement dated as of March 8, 2002 (the "Original Loan Agreement"); and

                  WHEREAS, the parties hereto desire to amend, restate and modify, but not extinguish, the Original Loan Agreement in its entirety as hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                  "Account Control Bank" has the meaning set forth in Section 2.7(a).

                  "AC Accounts" has the meaning set forth in Section 2.7(a).

                  "Account Control Agreements" means those certain account control service agreements, in form and substance satisfactory to Lender, each of which is among Borrower, Lender, and one of the Account Control Banks.

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                  "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "Acquisition Line Advance" has the meaning set forth in
Section 2.2.

                  "Additional Documents" has the meaning set forth in Section
4.4.

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of
Section 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

                  "Agreement" has the meaning set forth in the preamble hereto.

                   "Applicable Prepayment Premium" means, in addition to any fee due pursuant to Section 2.11(d), as of any date of determination, an amount equal to (i) with respect to the Term Loan A, (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Original Closing Date, 3% times the outstanding principal balance of the Term Loan A on the date immediately prior to the date of determination, (b) during the period of time from and including the date that is the first anniversary of the Original Closing Date up to the date that is the second anniversary of the Original Closing Date, 2% times the outstanding principal balance of the Term Loan A on the date immediately prior to the date of determination, or (c) during the period of time from and including the date that is the second anniversary of the Original Closing Date up to the third anniversary of the Original Closing Date, subject to Section 2.1, 1% times the outstanding principal balance of the Term Loan A on the date immediately prior to the date of determination; provided, however, that if this Agreement is terminated as a result of the sale or transfer of more than 50% of the Stock or assets of Borrower prior to the Maturity Date, then the Applicable Prepayment Premium shall be deemed to be 50% of the amount that would otherwise be due hereunder; and (ii) with respect to any payment of Acquisition Line Advances, zero (0).

                  "Assignee" has the meaning set forth in Section 14.1(a).

                  "Authorized Person" means any executive officer of Borrower.

                  "Available Acquisition Line" has the meaning set forth in
Section 2.2 (a).

                  "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

                  "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is publicly available and is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

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

                  "Base Rate Loan" means each portion of Term Loan A or an Acquisition Line Advance that bears interest at a rate determined by reference to the Base Rate.

                  "Base Rate Acquisition Line Advance Margin" means 0.75 percentage points.

                  "Base Rate Term Loan A Margin" means 0.50 percentage points; provided, however, that commencing on the first day next following the receipt of the applicable Section 6.3 financial statements, "Base Rate Term Loan A Margin" shall be reduced by the following amounts: if EBITDA for the fiscal year ended December 31, 2003 shall equal or exceed $19,000,000, the then-applicable Base Rate Term Loan A Margin shall be reduced by 25 basis points; provided, further, that adjustments (if any) pursuant to the immediately preceding proviso shall be deemed to take effect as of January 1st of the year in which the applicable financial statements are received by Lender, and Borrower shall receive a credit for any interest payment made by Borrower in such year which did not take into account this retroactive effect (such credit to be implemented by reducing the interest payment owed by Borrower in the month next following the receipt by Lender of the applicable Section 6.3 financial statements by an amount equal to such credit). The determination of EBITDA for purposes of this definition shall be based upon the fiscal year end audited financial statements delivered to Lender pursuant to Section 6.3, as applicable. Notwithstanding the foregoing, if Borrower fails to deliver to Lender the financial statements required under Section 6.3 in a timely manner, then the "Base Rate Term Loan A Margin" shall mean 0.50 percentage points for the period beginning on the day after the date such financial statements were due and not received by Lender and ending on the day Lender receives financial statements complying with the requirements of Section 6.3, and thereafter the "Base Rate Term Loan A Margin" shall be determined as set forth above using the applicable Base Rate Term Loan A Margin in effect immediately prior to the date such financial statements were due and not yet received.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

                  "Books" means Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Borrower's or its Subsidiaries' Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

                  "Borrower" has the meaning set forth in the preamble to this Agreement.

                  "Borrowing" means a borrowing hereunder of the Term Loan A or an Acquisition Line Advance.

                  "Borrower Intellectual Property Right" means any Intellectual Property Right owned, held, licensed, used or held for use by Borrower.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                  "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Borrower ceases to directly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date.

                  "Closing Date" means the date on which Lender sends Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

                   "Code" means the New York Uniform Commercial Code, as in effect from time to time.

                  "Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                           (a)      Accounts,

                           (b)      Books,

                           (c)      Equipment,

                           (d)      General Intangibles,

                           (e)      Inventory,

                           (f)      Investment Property,

                           (g)      Negotiable Collateral,

                           (h)      Real Property Collateral,

                           (i)      money or other assets of Borrower that now
or hereafter come into the possession, custody, or control of Lender, and

                           (j)      the proceeds and products, whether tangible
or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Lender.

                  "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

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

                  "Copyright Security Agreement" means a copyright security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

                  "Copyrights" means all unregistered and registered copyrights owned or licensed by Borrower in any and all schematics, technology, know-how, computer software programs or applications (in both source code and object form code), documents, items, materials and all other works that are protectable under copyright law, and all registrations, applications for registrations, renewals and extensions thereof, whether now existing or acquired in the future.

                  "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "DDA" means any checking or other demand deposit account maintained by Borrower.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Designated Account" means that certain DDA of Borrower identified on Schedule D-1 or, if Borrower notifies Lender in writing after the date hereof, one of the DDAs of Borrower identified on Schedule D-2 or such other DDA (located within the United States) as Borrower shall hereafter designate as such in writing to Lender.

                  "Designated Account Bank" means The Bank of New York, whose office is located at 700 Clocktower Commons, Brewster, New York 10509 and whose ABA number is 021902352.

                  "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

                  "Dollars" or "$" means United States dollars.

                  "Due Diligence Letter" means the due diligence letter sent by Lender's counsel to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries consolidated net income (or loss), excluding extraordinary items, plus interest expense, income taxes, depreciation, amortization and non-recurring charges (including, but not limited to, restructuring charges, unusual or infrequent charges, discontinued operations, and changes in accounting principle or changes in accounting estimate) for such period, as determined in accordance with GAAP.

                  "EBITDA Projections" means, with respect to any fiscal period, Borrower's forecasted EBITDA, as set forth in the Projections delivered to Lender pursuant to Section 6.3(c)(i).

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any predecessor in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC, Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC.
Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                  "Event of Default" has the meaning set forth in Section 8.

                  "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrower and Lender, in form and substance satisfactory to Lender.

                  "FEIN" means Federal Employer Identification Number.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between Borrower or its Subsidiaries and Wells Fargo or its Affiliates, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Indebtedness" means (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets, and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person. Indebtedness shall not include (i) trade debt and associated letters of credit and bonds and/or (ii) customer and vendor payments, advances and deposits, in each case only to the extent such amounts are incurred in the ordinary course of business and repayable in accordance with customary trade practices. In addition, for the avoidance of doubt, it is understood and agreed that the amount which represents the balance as of the date hereof of unearned discounts to be recognized as an offset to the cost of maintenance and services revenues as minimum volume commitments are fulfilled under the NDC Agreements (which amount was $12,948,035 as of February 28, 2002 and which amount for purposes of this Agreement shall in no event exceed $12,948,035) shall not constitute "Indebtedness" for purposes of this Agreement.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Person" has the meaning set forth in Section
11.3.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "Intellectual Property Right" means any trademark, copyright, service mark, trade name, patent (including any registrations or applications for registration of any of the foregoing), license, or trade secret including, but not limited to, any such legal rights included in any schematics, technology, know-how, computer software programs or applications (in both source code and object code form) or in other tangible or intangible information or material.

                  "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Lender" has the meaning set forth in the preamble to this Agreement.

                  "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower, including fees or charges for public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, and publication, and reasonable fees or charges for photocopying, notarization, couriers and messengers, telecommunication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) reasonable costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or any guarantor of the Obligations, (h) Lender's reasonable third-party fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable third-party fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

                  "Lender's Account" means the account identified on Schedule
L-1.

                  "Lender's Liens" means the Liens granted by Borrower to Lender under this Agreement or the other Loan Documents.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Loan Account" has the meaning set forth in Section 2.10.

                  "Loan Documents" means this Agreement, the Account Control Agreements, the Copyright Security Agreement, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Mortgages, the Officers' Certificate, the Patent Security Agreement, the Securities

Account Agreements, the Trademark Security Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

                  "Material Adverse Change" means (a) a material adverse change in the business, operations, or financial condition of Borrower, (b) a material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to a material portion of the Collateral as a result of an action or failure to act on the part of Borrower.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "Maximum Amount" means $50,000,000.

                  "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, duly executed and delivered by Borrower in favor of Lender, in recordable form and in form and substance satisfactory to Lender, that encumber the Real Property Collateral and the related improvements thereto.

                  "NDC Agreements" means, collectively, the Patient Statement Services Agreement dated as of October 3, 2001, as amended on April 16, 2002 and April 1, 2003, between Borrower and National Data Corporation ("NDC"); the Agreement dated as of October 3, 2001, between Borrower and NDC relating to Borrower's consent to the assignment of certain agreements from NDC to MedUnite, Inc.; the Asset Purchase Agreement dated as of October 3, 2001, between Borrower and NDC, relating to the sale of certain property from Borrower to NDC; the Patient Statement Services Agreement dated as of August 1, 2000, between InfoCure Systems, Inc. and NDC; the Marketing Agreement dated August 1, 2000, between InfoCure Corporation and NDC; and the Asset Purchase Agreement dated as of August 1, 2000, among Thoroughbred Acquisition, Inc., Infocure Systems, Inc., Infocure Corporation and NDC; in each case as in effect on the date hereof.

                  "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Obligations" means all loans (including Term Loan A), Acquisition Line Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

                  "Officers' Certificate" means the representations and warranties of officers form submitted by Lender to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "Original Closing Date" means March 11, 2002.

                  "Original Closing Date Business Plan" means the set of Projections of Borrower for calendar year 2002, on a quarterly basis, previously submitted to Lender.

                  "Original Loan Agreement" has the meaning set forth in the preamble to this Agreement.

                  "Original Term Loan A" means "Term Loan A" made pursuant to and as defined in the Original Loan Agreement.

                  "Participant" has the meaning set forth in Section 14.1(d).

                  "Patent Security Agreement" means a patent security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

                  "Permitted Acquisition" means an acquisition by Borrower of any of the assets or Stock of any Person which is consented to (in advance of the consummation of the proposed acquisition) in writing by Lender in its sole discretion; provided, that Borrower updates the schedules hereto and to each of the other Loan Documents, as applicable; and provided, further, that in no event may any schedule be updated in a manner that would reflect or evidence a Default or Event of Default.

                  "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Dispositions" means (a) (i) sales or other dispositions by Borrower or its Subsidiaries of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (ii) the sale or disposition of all or any portion of Borrower's current 12.5% interest in the Cessna Citation V Ultra Aircraft, and (iii) any other sales or dispositions of Equipment (x) to the extent the aggregate value of such Equipment sold or disposed of in any calendar year does not exceed $150,000 and (y) to the extent the aggregate value of such Equipment sold or disposed of in any calendar year exceeds $150,000 upon the prior written consent of Lender (such consent not to be unreasonably withheld), (b) sales by Borrower or its Subsidiaries of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrower or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Borrower or its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, and (e) subject to Borrower's compliance with the last three sentences of Section 2.2(b), the Atlanta Property.

                  "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) the stock repurchase plan previously adopted by Borrower and (e) Permitted Acquisitions.

                  "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder and (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

                  "Permitted Protest" means the right of Borrower or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that
(a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Lender is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

                  "Permitted Purchase Money Indebtedness" means (i) Purchase Money Indebtedness incurred after the Original Closing Date during any calendar year not in excess of $2,000,000 in the aggregate per year and (ii) all Purchase Money Indebtedness acquired or assumed from a Permitted Acquisition.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Personal Property Collateral" means all Collateral other than Real Property.

                  "Prepay" has the meaning set forth in Section 2.1.

                  "Projections" means Borrower's forecasted (a) balance sheets,
(b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations other than Capitalized Lease Obligations existing as of the date hereof, provided that such currently existing Capitalized Lease Obligations do not exceed $1,800,000), incurred at the time of, or within 20 days after, the acquisition of any fixed assets (including software and other intangible assets, provided that such software and other intangible assets do not give rise to Accounts) for the purpose of financing all or any part of the acquisition cost thereof.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

                  "Real Property Collateral" means any Real Property hereafter acquired by Borrower.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Recurring Service & Maintenance Revenues" means, with respect to any period, the total revenues of Borrower for such period that are derived from ongoing hardware and software support, EDI services, business management services and subscription services, as reflected on Borrower's financial statements in accordance with its historical practices.

                  "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

                  "Required Availability" means unrestricted cash and Cash Equivalents minus the aggregate amount, if any, of all trade payables of Borrower aged in excess of historical levels with respect thereto and all book overdrafts in excess of historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion, in an amount of not less than $5,000,000.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Securities Account" means a "securities account" as that term is defined in the Code.

                  "Securities Account Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower, Lender and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

                  "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

                  "Stock" means shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Target Entity" means the Person whose Stock or assets are to be acquired with the proceeds of an Acquisition Line Advance.

                  "Taxes" has the meaning set forth in Section 16.5.

                  "Term Loan A" has the meaning set forth in Section 2.1.

                  "Term Loan A Deficiency" has the meaning set forth in Section 2.1.

                  "Term Loan A Amount" means $[17,000,000].

                  "Trademark Security Agreement" means a trademark security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

                  "Voidable Transfer" has the meaning set forth in Section 16.8.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE . Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

         2.1 TERM LOAN A. Subject to the terms and conditions of the Original Loan Agreement, on the Original Closing Date, Lender made a term loan (the "Term Loan A") to Borrower in an amount equal to $22,000,000, of which the aggregate outstanding principal amount on the Closing Date is the Term Loan A Amount. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, on the Closing Date, Original Term Loan A shall automatically, and without any action on the part of any Person, be deemed to be converted into and a part of Term Loan A under this Agreement. The Term Loan A shall be repaid on the following dates and in the following amounts:

------------------------------------------------------
     Date                           Installment Amount
------------------------------------------------------
October 1, 2003                        $ 1,250,000
------------------------------------------------------
January 1, 2004                        $ 1,250,000
------------------------------------------------------
 April 1, 2004                         $ 1,250,000
------------------------------------------------------
 Maturity Date                         $12,000,000
------------------------------------------------------

In addition, if, at any time or for any reason, the aggregate amount of Borrower's Collections with respect to the Accounts for the preceding 105-Business Day period is less than the outstanding principal amount of the Term Loan A at such time (such difference, the "Term Loan A Deficiency"), then Borrower shall immediately pay to Lender, in cash, the amount of such Term Loan A Deficiency, which amount shall be used by Lender to reduce the principal amount of the Term Loan A. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan A shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan A shall constitute Obligations. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Borrower shall not, and shall not cause any other Person to, voluntarily prepay, retire, redeem, purchase, repay, defease or exchange, or make any deposits or segregation of funds in respect of (collectively, "Prepay"), any principal in respect of the Term Loan A, subject to Section 3.6 and except as set forth in the amortization table above and as follows: (i) during the period from and including the Original Closing Date up to the one-year anniversary of the Original Closing Date (such period, "Year 1"), Borrower shall be required to pay the principal in respect of the Term Loan A in the amount scheduled to be amortized during such period as set forth in the table above, and Borrower shall be permitted to Prepay an additional amount (the "Year 1 Prepayment Limit") not to exceed $3,000,000; (ii) during the period from and including the one-year anniversary of the Original Closing Date up to the two-year anniversary of the Original Closing Date (such period, "Year 2"), Borrower shall be required to pay the principal in respect of the Term Loan A in the amount scheduled to be amortized during such period as set forth in the table above, and Borrower shall be permitted to Prepay an additional amount (the "Year 2 Prepayment Limit") not to exceed $6,000,000 minus the amount of the principal in respect of the Term Loan A actually Prepayed (i.e., in excess of the amount scheduled to be amortized) by Borrower during Year 1; (iii) during the period from and including the two-year anniversary of the Original Closing Date up to the three-year anniversary of the Original Closing Date, Borrower shall be required to pay the principal in respect of the Term Loan A in the amount scheduled to be amortized during such period as set forth in the table above, and Borrower shall be permitted to Prepay an additional amount (the "Year 3 Prepayment Limit") not to exceed $8,000,000 minus the sum of the amount of the principal in respect of the Term Loan A actually Prepayed (i.e., in excess of the amount scheduled to be amortized) by Borrower during Year 1 and Year 2; provided, that Borrower may elect to exceed the Year 3 Prepayment Limit, but in such event Borrower shall pay a prepayment premium in an amount equal to the greater of (I) $120,000 or (II) the Applicable Prepayment Premium otherwise due hereunder; and (iv) during the period from and including the three-year anniversary of the Original Closing Date to the Maturity Date, there shall be no restrictions on the amount of principal in respect of the Term Loan A that Borrower may Prepay.

         2.2      ACQUISITION LINE ADVANCES.

                           (a)      Subject to Section 3.3(e) and the other
terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Acquisition Line Advances") to Borrower for Permitted Acquisitions in an aggregate amount at any one time outstanding not to exceed the Maximum Amount less the principal amount of Term Loan A then outstanding (from time to time, the "Available Acquisition Line").

                           (b)      Lender shall not be obligated to make
Acquisition Line Advances in a Dollar amount less than $5,000,000 pursuant to this Section 2.2 during the term of this Agreement, subject to the limitation set forth in clause (d) below.

                           (c)      The amortization schedule for each
Acquisition Line Advance shall be equal quarterly payments over the shorter of 48 months from the applicable Funding Date or the remaining term of this Agreement; provided, however, that the amortization schedule for any Acquisition Line Advance relating to a Permitted Acquisition in which the business of the Target Entity is similar in all material respects or complementary to that of Borrower shall be 48 months from the applicable Funding Date. All Acquisition Line Advances shall constitute Obligations.

                           (d)      Lender shall have no obligation to make
additional Acquisition Line Advances hereunder to the extent such additional Acquisition Line Advances would cause the outstanding amount of Acquisition Line Advances to exceed the Available Acquisition Line.

         2.3      ACQUISITION LINE ADVANCE PROCEDURES.

                           (a)      PROCEDURE FOR ACQUISITION LINE ADVANCE. Each
Acquisition Line Advance shall be made by a written request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is 20 Business Days prior to the requested Funding Date) specifying (i) the amount of such Acquisition Line Advance, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                           (b)      MAKING OF ADVANCES. If Lender has received a
timely request for an Acquisition Line Advance in accordance with the provisions hereof (including Section 3.3), and subject to the satisfaction of the applicable terms and conditions set forth herein, and Borrower has agreed to any amendments proposed in accordance with Section 3.3(e)(ii), Lender shall make the proceeds of such Acquisition Line Advance available to Borrower on the applicable Funding Date by transferring available funds equal to such proceeds to the Designated Account.

         2.4      PAYMENTS.

                           (a)      PAYMENTS BY BORROWER.

                                    (i)      Except as otherwise expressly
provided herein, all payments by Borrower shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. In the event this Agreement requires a payment be made on a non-Business Day, Borrower shall be permitted to make such payment no later than 11:00 a.m. (California time) on the following Business Day.

                           (b)      APPLICATION AND REVERSAL OF PAYMENTS.

                                    (i)      All payments shall be remitted to
Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                                             (A)      first, to pay any Lender
                  Expenses then due to Lender under the Loan Documents, until paid in full,

                                             (B)      second, to pay any fees
                  then due to Lender under the Loan Documents until paid in full,

                                             (C)      third, ratably to pay
                  interest due in respect of Term Loan A and Acquisition Line Advances until paid in full,

                                             (D)      fourth, ratably to pay all
                  principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to Term Loan A and Acquisition Line Advances until paid in full,

                                             (E)      fifth, if an Event of
                  Default has occurred and is continuing, to pay the outstanding principal balance of Term Loan A (in the inverse order of the maturity of the installments due thereunder) and Acquisition Line Advances until Term Loan A and the Acquisition Line Advances are paid in full,

                                             (F)      sixth, to pay any other
                  Obligations until paid in full, and

                                             (G)      seventh, to Borrower (to
                  be wired to the Designated Account) or such other Person entitled thereto under applicable law.

                                    (ii)     In each instance, so long as no
Default or Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                                    (iii)    For purposes of the foregoing,
"paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                                    (iv)     In the event of a direct conflict
between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

         2.5 PAYMENTS IN DOLLARS. Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6      INTEREST RATES: RATES, PAYMENTS, AND CALCULATIONS

                           (a)      INTEREST RATES. Except as provided in clause
(c) below, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:
(i) if the relevant Obligation is the Term Loan A, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan A Margin; (ii) if the relevant Obligation is an Acquisition Line Advance, at a per annum rate equal to the Base Rate plus the Base Rate Acquisition Line Advance Margin; and (iii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan A Margin.

                           (b)      [Intentionally Omitted]

                           (c)      DEFAULT RATE. Upon the occurrence and during
the continuation of an Event of Default, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable hereunder.

                           (d)      PAYMENT. Interest and all other fees payable
hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Borrower hereby authorizes Lender, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Expenses (as and when incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan

Document (including the installments due and payable with respect to Term Loan A or any Acquisition Line Advance) to Borrower's Loan Account, which amounts thereafter shall constitute Obligations hereunder and shall accrue interest at the rate then applicable to the Term Loan A or Acquisition Line Advance, as the case may be. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Obligations hereunder and shall accrue interest at the rate then applicable to the Term Loan A or Acquisition Line Advance, as the case may be.

                           (e)      COMPUTATION. All interest and fees
chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                           (f)      INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL
RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 ACCOUNT CONTROL AGREEMENTS. Borrower shall enter into Account Control Agreements with each of Bank of America, N.A. and The Bank of New York (each, an "Account Control Bank") and Lender with respect to the accounts of Borrower specified on Schedule 2.7(a) hereto (the "AC Accounts"). Each such Account Control Agreement shall be satisfactory in form and substance to Lender, and shall provide, among other things, that (i) each Account Control Bank will comply with all notifications it receives directing it to transfer, redeem or permit the withdrawal of any property in the AC Accounts originated by Lender without further consent by Borrower and (ii) the Account Control Bank has no rights of setoff or recoupment or any other claim against the applicable AC Account other than for payment of normal bank charges and fees for such AC Account. Lender agrees that it will not provide any notification to an Account Control Bank under an Account Control Agreement directing it to transfer, redeem or permit the withdrawal of any property in the AC Account except upon the occurrence and continuance of an Event of Default.

                           (b)      Borrower shall close any of its AC Accounts
(and establish replacement AC Accounts in accordance with the next sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Account Control Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Account Control Bank with respect to AC Accounts or Lender's liability under any Account Control Agreement with such Account Control Bank is no longer acceptable in Lender's reasonable judgment. Prior to the time of opening any replacement AC Account in accordance with the preceding sentence, (i) the prospective replacement Account Control Bank must be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such AC Account (such consent not to be unreasonably withheld) and (ii) Borrower, Lender and such prospective replacement Account Control Bank shall have executed an Account Control Agreement satisfactory in form and substance to Lender.

                           (c)      The AC Accounts shall be cash collateral
accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien to Lender.

         2.8 CREDITING PAYMENTS. The receipt of any payment item by Lender (whether from transfers to Lender by the Account Control Banks pursuant to the Account Control Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

         2.9 DESIGNATED ACCOUNT. Lender is authorized to make Term Loan A and Acquisition Line Advances under this Agreement into the Designated Account based upon the written instructions received from an Authorized Person. Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Acquisition Line Advances requested by Borrower and made by Lender hereunder. So long as no Default or Event of Default has occurred and is continuing, Borrower may add or replace the Designated Account Bank or the Designated Account on 30 days prior written notice to Lender; provided, however, that (i) such prospective Designated Account Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Designated Account with the prospective Designated Account Bank and such prospective Designated Account Bank shall have executed and delivered to Lender a Securities Account Agreement. Unless otherwise agreed in writing by Lender and Borrower, any Acquisition Line Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with Term Loan A, all Acquisition Line Advances and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with
Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in the Lender's Account from any Account Control Bank. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

         2.11 FEES. Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

                           (a)      FEE LETTER FEES. As and when due and payable
under the terms of the Fee Letter, Borrower shall pay to Lender the fees set forth in the Fee Letter, and

                           (b)      AUDIT, APPRAISAL, AND VALUATION CHARGES.
Audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Lender, (ii) the actual charges paid or incurred by Lender for each appraisal of the Collateral performed by personnel employed by Lender (such appraisals not to exceed one per calendar year unless an Event of Default has occurred and is continuing, in which case there shall be no such limit), and (iii) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, or to assess Borrower's business valuation. The aggregate amount of all of the fees and charges in this Section 2.11(b) shall not exceed $45,000 per calendar year unless an Event of Default has occurred, in which case there shall be no such limit.

                           (c)      [Intentionally Omitted]

                           (d)      PREPAYMENT FEE. In the event that Borrower
determines to prepay all Obligations then due and owing hereunder during the period commencing on the date one year prior to the Maturity Date and ending on the date one day prior to the Maturity Date, Borrower shall pay a prepayment fee to the Lender in an amount equal to 0.50% times the Maximum Amount.

         2.12     [Intentionally Omitted]

         2.13     [Intentionally Omitted]

         2.14 CAPITAL REQUIREMENTS. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by

Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Borrower thereof. Following receipt of such notice, Borrower agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

3.       CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to extend any credit provided for hereunder is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

                           (a)      the Closing Date shall occur on or before
August 20, 2003;

                           (b)      Lender shall have received all financing
statements required by Lender, duly executed by Borrower, and Lender shall have received searches reflecting the filing of all such financing statements;

                           (c)      Lender shall have received the Fee Letter,
in form and substance satisfactory to Lender, duly executed, and in full force and effect;

                           (d)      Lender shall have received a certificate
from the Secretary of Borrower (i) attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing officers of Borrower to execute the same and (ii) certifying the names and the signatures of the officers of Borrower authorized to sign the Loan Documents;

                           (e)      Lender shall have received copies of
Borrower's Governing Documents, if amended, modified, or supplemented subsequent to the Original Closing Date, certified by the Secretary of Borrower or a written representation by the Secretary of Borrower that there have been no changes to Borrower's Governing Documents;

                           (f)      [Intentionally Omitted];

                           (g)      [Intentionally Omitted];

                           (h)      Lender shall have received an opinion of
Borrower's counsel in form and substance satisfactory to Lender;

                           (i)      Borrower shall have the Required
Availability;

                           (j)      no Default or Event of Default shall have
occurred and be continuing under the Original Loan Agreement;

                           (k)      Borrower shall pay all Lender Expenses
incurred in connection with the transactions evidenced by this Agreement;

                           (l)      no injunction, writ, restraining order, or
other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates;

                           (m)      Borrower shall have received all licenses,
approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

                           (n)      Lender shall have received from Borrower all
schedules required by this Agreement updated through and including the Closing Date;

                           (o)      Lender shall have received all fees due and
payable under the Fee Letter on the Closing Date; and

                           (p)      all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

         3.2      [INTENTIONALLY OMITTED]

         3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make any Acquisition Line Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                           (a)      Borrower shall provide to Lender a
certificate, dated the date of such Acquisition Line Advance, of the type described in Section 6.3(a)(ii) of this Agreement;

                           (b)      [Intentionally Omitted];

                           (c)      no injunction, writ, restraining order, or
other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates;

                           (d)      no Material Adverse Change shall have
occurred since the Closing Date; and

                           (e)      with respect to each Acquisition Line
Advance:

                                    (i)      Lender shall otherwise be
satisfied, in its sole discretion, with the terms and conditions of such Permitted Acquisition, such Acquisition Line Advance and the impact such Acquisition Line Advance would have on the creditworthiness of Borrower; and

                                    (ii)     This Agreement (including, without
limitation, all financial covenants and all other affirmative and negative covenants) shall have been amended as Lender requires in its sole discretion to reflect the Permitted Acquisition and the Acquisition Line Advance and their impact on Borrower's business, assets, financial condition and prospects.

         3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending on the fourth anniversary of the Closing Date (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

         3.6 EARLY TERMINATION. Borrower has the option, at any time upon 30 days prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations, in full, together with the Applicable Prepayment Premium. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrower shall be obligated to repay the Obligations, in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations in full at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any

Insolvency Proceeding, or (d) restructuring, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrower shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination. For purposes of this Agreement, it is understood and agreed that the occurrence of a Change of Control in and of itself will not trigger the payment by Borrower of a prepayment premium or the Applicable Prepayment Premium.

4.       CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby ratifies and confirms that Lender has a continuing security interest in, and hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Lender's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, (a) Lender or Lender's designee may (i) notify Account Debtors of Borrower that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (ii) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account; and (b) Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender in their original form as received by Borrower.

         4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Lender, Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require (but no more than quarterly so long as no Event of Default shall have occurred and be continuing, in which case there shall be no such limit), Borrower shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrower during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

         4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Lender's possession,
(e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and
(f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

         4.6 RIGHT TO INSPECT. Lender and its officers, employees, or agents shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral in its Permitted Discretion.

         4.7 SECURITIES ACCOUNT AGREEMENTS. Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under
Section 7.19 and, if to another securities intermediary, unless each of Borrower, Lender, and the substitute securities intermediary have entered into a Securities Account Agreement. No arrangement contemplated hereby or by any Securities Account Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of an Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date and at and as of the date of the making of each Acquisition Line Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Acquisition Line Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

         5.2 NDC AGREEMENTS. Borrower has delivered to Lender true and complete copies of each of the NDC Agreements and such agreements have not been amended since the dates thereof.

         5.3      [INTENTIONALLY OMITTED]

         5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

         5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5.

         5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

         5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in Schedule 5.7 and Borrower's FEIN is identified in Schedule 5.7.

         5.8      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                           (a)      Borrower is duly organized and existing and
in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                           (b)      Set forth on Schedule 5.8(b), is a complete
and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                           (c)      Set forth on Schedule 5.8(c), is a complete
and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and
(iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                           (d)      Except as set forth on Schedule 5.8(c),
there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrowers' Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

         5.9      DUE AUTHORIZATION; NO CONFLICT.

                           (a)      The execution, delivery, and performance by
Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

                           (b)      The execution, delivery, and performance by
Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                           (c)      Other than the filing of financing
statements, fixture filings and the Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                           (d)      This Agreement and the other Loan Documents
to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           (e)      The Lender's Liens are validly created,
perfected, and first priority Liens, subject only to Permitted Liens.

         5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

         5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower since the date of the latest financial statements submitted to Lender on or before the Closing Date.

         5.12     FRAUDULENT TRANSFER.

                           (a)      Borrower is Solvent.

                           (b)      No transfer of property is being made by
Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

         5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates has maintained or contributed, or currently maintains or contributes, to any Benefit Plan.

         5.14     ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14,
(a) to Borrower's knowledge, none of Borrower's assets has ever been used by Borrower or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to

Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) Borrower has not received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower, and (d) Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 BROKERAGE FEES. Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

         5.16     INTELLECTUAL PROPERTY

                           (a)      Borrower owns, or holds licenses in, all
Intellectual Property Rights that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16(a) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications and copyrights (including copyright registrations and applications) as to which Borrower is the owner or is an exclusive licensee.

                           (b)      Borrower represents and warrants that it has
taken all actions reasonably necessary to protect Borrower Intellectual Property Rights, including, without limitation, (i) protecting the secrecy and confidentiality of Borrower's confidential information and trade secrets by having and enforcing a policy requiring all current and former employees, consultants, licensees, vendors and contractors to execute appropriate confidentiality and invention assignment agreements; (ii) taking all actions reasonably necessary to ensure that no trade secret of Borrower falls or has fallen into the public domain; and (iii) protecting the secrecy and confidentiality of the source code of all computer software programs and applications of which Borrower is the owner or licensee by having and enforcing a policy requiring any licensees of such source code to enter into license agreements with appropriate use and non-disclosure restrictions. Borrower has only entered into such source code licenses as set forth in Schedule 5.16(b).

                           (c)      No past or present employee or contractor of
Borrower has any ownership interest, license, permission or other Intellectual Property Right in or to any material Borrower Intellectual Property Rights (including, without limitation, Borrower's top ten (10) Intellectual Property Rights measured by annual revenue generated therefrom and all other Intellectual Property Rights which generate or are reasonably expected to generate at least $2,000,000 in annual revenue). All such employees and contractors have assigned to Borrower, in a valid, enforceable and irrevocable inventions assignment agreement or similar agreement, all of their rights, including, without limitation, all Intellectual Property Rights, in and to all ideas, inventions, processes, works of authorship and other work products that relate to the business of Borrower and were conceived, created, authored or developed during the term of such employees' or contractors' employment or engagement by Borrower, or, with regard to works protected by copyright, if no such assignment agreement was or has been executed by a former or present employee only, all such works by the employee were conceived, created, authored or developed within the scope of his/her employment, and as such constitutes a "work made for hire".

                           (d)      Borrower has made all necessary payments,
filings and recordations to protect and maintain its interest in material Borrower Intellectual Property Rights (including, without limitation, Borrower's top ten (10) Intellectual Property Rights measured by annual revenue generated therefrom and all other Intellectual Property Rights which generate or are reasonably expected to generate at least $2,000,000 in annual revenue) in the United States or any other jurisdiction, including, without limitation, (i) making all necessary registration, maintenance, and renewal fee payments; and
(ii) filing all necessary documents, including, without limitation, all applications for registration of copyrights, trademarks, and patents.

                           (e)      No claim has been made and is continuing or
threatened that the use by Borrower of any item of General Intangibles is invalid or unenforceable or that the use by Borrower of any General Intangibles does or may violate the rights of any person, other than any such claim which would not cause a Material Adverse Change. To the best of Borrower's knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property Rights contained on Schedule 5.16(a).

                           (f)      Borrower has filed applications and taken
any and all other actions reasonably necessary to register all material Copyrights (including, without limitation, Borrower's top ten (10) Copyrights measured by annual revenue generated therefrom and all other Copyrights which generate or are reasonably expected to generate at least $2,000,000 in annual revenue), in good faith in accordance with the procedures and regulations of the U.S. Copyright Office.

         5.17 LEASES. Borrower enjoys peaceful and undisturbed possession under all leases material to the business of Borrower and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Borrower exists under any of them.

         5.18 DDAs. Set forth on Schedule 5.18 are all of Borrower's DDAs, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

         5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrower in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. Any and all Projections delivered by Borrower from time to time hereunder represent Borrower's good faith best estimate of its future performance for the periods covered thereby.

         5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

6.       AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

         6.2 COLLATERAL REPORTING. Provide Lender with the following documents at the following times in form satisfactory to Lender:

Monthly (not later than    (a) a detailed aging, by total, of the Accounts,
the 10th day of each
month)                     (b) a summary aging, by vendor, of Borrower's accounts payable and any book overdraft,

                           (c) a Collections journal, by daily totals,

                           (d) at  Lender's  request,  a  statement  showing the balance in all DDAs no later than 30 days after the end of the applicable month,
---------------------------------------------------------------------------------------------------------------------
Quarterly (not later       (e) a report regarding Borrower's accrued, but unpaid, ad valorem taxes, than 45 days after
the end of each fiscal     (f) a report providing the components of Recurring Service & Maintenance Revenues, quarter)
                           (g)  a report providing a detailed calculation of EBITDA,

---------------------------------------------------------------------------------------------------------------------
Upon request by Lender     (h) copies of invoices in connection with the Accounts, credit memos, remittance advices,
in its Permitted           deposit slips, shipping and delivery documents in connection with the Accounts and, for
Discretion                 Inventory and Equipment acquired

                           by Borrower, purchase orders and invoices, and

                           (i) such other reports as to the Collateral,  or the financial  condition of Borrower,  as
                           Lender may request.
---------------------------------------------------------------------------------------------------------------------

                  In addition, Borrower agrees to provide electronic reporting of each of the items set forth above except for items (d), (g) and (h).

         6.3      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to
Lender:

                           (a)      as soon as available, but in any event
within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year and 90 days in the case of a month that is the end of a fiscal year) after the end of each month during each of Borrower's fiscal years,

                                    (i)      a company prepared consolidated
balance sheet, income statement, and a calendar quarter end statement of cash flow covering Borrower's and its Subsidiaries' operations during such period,

                                    (ii)     a certificate signed by the chief
financial officer of Borrower to the effect that, to the best of his or her knowledge or belief: (x) the representations and warranties of Borrower contained in Section 5 of this Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and (y) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

                                    (iii)    for each month that is the date on
which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20;

                           (b)      as soon as available, but in any event
within 90 days after the end of each of Borrower's fiscal years,

                                    (i)      financial statements of Borrower
and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' management letter regarding internal accounting controls to the audit committee of Borrower's board of directors), and

                                    (ii)     a certificate of such accountants
addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20;

                           (c)      as soon as available, but in any event
within 30 days prior to the start of each of Borrower's fiscal years, copies of Borrower's Projections, substantially similar in form to the form of the Original Closing Date Business Plan and satisfactory in substance to Lender, in its Permitted Discretion, for the forthcoming fiscal year, on a quarterly basis, certified by the chief financial officer of Borrower as being Borrower's good faith best estimate of the financial performance of Borrower during the period covered thereby;

                           (d)      if and when filed by Borrower,

                                    (i)      Form 10-Q quarterly reports, Form
10-K annual reports, and Form 8-K current reports,

                                    (ii)     any other filings made by Borrower
with the SEC,

                                    (iii)    copies of Borrower's federal income
tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                                    (iv)     any other information that is
provided by Borrower to its shareholders generally;

                           (e)      as soon as available, but in any event
within 45 days after the end of each fiscal quarter during each of Borrower's fiscal years, a certificate signed by the chief financial officer of Borrower to the effect that, to the best of his or her knowledge, the quarterly financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries;

                           (f)      if and when filed by Borrower and as
requested by Lender, satisfactory evidence of payment of all applicable excise taxes (to the extent such taxes exceed $500,000 in the aggregate) in each jurisdiction in which (i) Borrower is required to pay any such excise tax, (ii) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or (iii) where Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change;

                           (g)      as soon as Borrower has knowledge of any
event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto; and

                           (h)      upon the request of Lender, in its Permitted
Discretion, any other report relating to the financial condition of Borrower.

                  In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated (including, without limitation, a calendar quarter end statement of cash flows) and consolidating (excluding statement of cash flows) basis and agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees that its independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrower Lender reasonably may request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any reasonable information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information. Borrower agrees that the financial statements referred to in this Section will be prepared in a manner consistent with the financial statements prepared by Borrower and delivered to Lender prior to the Closing Date.

         6.4 REQUIRED AVAILABILITY. Maintain the Required Availability at all times.

         6.5 RETURN. Cause returns and allowances, as between Borrower and its Account Debtors, to be on the same basis and in accordance with the usual customary practices or policies of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Lender consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor.

         6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any material loss or forfeiture thereof or thereunder.

         6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Lien. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Lien. Upon request by Lender, Borrower shall deliver satisfactory evidence of payment of all applicable excise taxes in each jurisdiction in which Borrower is required to pay any such excise tax, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Lien.

         6.8      INSURANCE.

                           (a)      At Borrower's expense, maintain insurance
respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

                           (b)      Borrower shall give Lender prompt notice of
any loss covered by such insurance. Lender shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $250,000, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

                           (c)      Borrower will not take out separate
insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

         6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment, in all material respects, only at the locations identified on
Schedule 5.5; provided, however, that Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens on such assets and also provides to Lender a Collateral Access Agreement.

         6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards

Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

         6.11 LEASES. Pay when due (taking into account any applicable grace periods) all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound (provided that the aggregate amount of such lease payment obligations exceeds $100,000), unless such payments are the subject of a Permitted Protest.

         6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from Lender under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from Lender under this Agreement.

         6.13 EXISTENCE. Preserve and keep in full force and effect Borrower's valid existence and good standing and any rights and franchises material to Borrower's businesses.

         6.14     ENVIRONMENTAL.

                           (a)      Keep any property either owned or operated
by Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

         6.15 DISCLOSURE UPDATES. Promptly and in no event later than 10 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

         6.16     INTELLECTUAL PROPERTY RIGHTS.

                           (a)      Borrower agrees that, should it obtain an
ownership interest in any Intellectual Property Right which is not now a part of the Collateral, (i) any such Intellectual Property Right shall automatically become Collateral and (ii) with respect to any ownership interest in any Intellectual Property Right that Borrower should obtain, it shall give prompt written notice thereof to Lender in accordance with Section 12 hereof. Borrower authorizes Lender to modify this Agreement by amending Schedule 5.16(a) (and will cooperate reasonably with Lender in effecting any such amendment) to include any Intellectual Property Right which becomes part of the Collateral under this Section.

                           (b)      With respect to material Borrower
Intellectual Property Rights (including, without limitation, Borrower's top ten
(10) Intellectual Property Rights measured by annual revenue generated therefrom and all other Intellectual Property Rights which generate or are reasonably expected to generate at least $2,000,000 in annual revenue), Borrower agrees, subject to the last sentence of this subsection, to take all necessary steps, including, without limitation, making all necessary payments and filings in connection with registration, maintenance, and renewal of copyrights, trademarks, and patents in the U.S. Copyright Office, the U.S. Patent and Trademark Office, any other appropriate government agencies in foreign jurisdictions or in any court, to maintain each such Borrower Intellectual Property Right. Borrower agrees to take corresponding steps with respect to each new or acquired material Intellectual Property Right (including, without limitation, Borrower's top ten (10) Intellectual Property Rights measured by annual revenue generated therefrom and all other Intellectual Property Rights which generate or are reasonably expected to generate at least $2,000,000 in annual revenue) to which it is now or later becomes entitled. Any expenses incurred in connection with such activities shall be borne solely by Borrower. Borrower shall not discontinue use of or otherwise abandon any Intellectual Property Right without the written consent of Lender, unless Borrower shall have previously determined that such use or the pursuit or maintenance of such registration is no longer desirable in the conduct of Borrower's business and that the loss thereof will not cause a Material Adverse Change, in which case, Borrower will give notice of any such abandonment to Lender pursuant to the terms of Section 12 hereof.

                           (c)      Borrower will continue to take all actions
reasonably necessary to protect Borrower's Intellectual Property Rights, including, without limitation, such steps as are set forth in Sections 5.16(a) and (b) above. Borrower further agrees to give Lender prompt written notice in accordance with Section 12 hereof if Borrower enters into any agreements after the Closing Date pursuant to which it grants any right to a third party to use or access the source code of any computer software programs or applications of which Borrower is the owner or licensee; provided that Borrower shall not be required to provide such notice with respect to source code escrow agreements on more than a quarterly basis (unless an Event of Default has occurred, in which case there shall be no such limit). Borrower authorizes Lender to modify this Agreement by amending Schedule 5.16(b) (and will cooperate reasonably with Lender in effecting any such amendment) to include any such additional license grant(s).

                           (d)      Regarding any item of the Borrower
Intellectual Property Rights, Borrower agrees to notify Lender promptly and in writing if (i) it learns (x) that any item of the Intellectual Property Rights contained on Schedule 5.16(a) may be determined to have become abandoned or dedicated or (y) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Copyright Office, U.S. Patent and Trademark Office and any other appropriate government agencies in foreign jurisdictions, or any court) and (ii) such event would cause a Material Adverse Change.

                           (e)      In the event that Borrower becomes aware
that any item of the General Intangibles is infringed or misappropriated by a third party, Borrower shall promptly notify Lender and shall take such actions as Borrower or Lender deems appropriate under the circumstances to protect such General Intangibles, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation, unless any such infringement or misappropriation would not cause a Material Adverse Change. Any expense incurred in connection with such activities shall be borne solely by Borrower.

                           (f)      Borrower agrees that, should it obtain an
ownership interest in, or license of, material Copyrights (including, without limitation, Borrower's top ten (10) Copyrights measured by annual revenue generated therefrom and all other Copyrights which generate or are reasonably expected to generate at least $2,000,000 in annual revenue) after the Original Closing Date, it shall, promptly after such acquisition, file applications and take any and all other actions reasonably necessary to register all such Copyrights in good faith in accordance with the procedures and regulations of the U.S. Copyright Office.

         6.17 COLLATERAL ACCESS AGREEMENTS. Within 30 days after the Original Closing Date, Borrower shall have delivered to Lender Collateral Access Agreements with respect to the following locations: (1) Nimbus Corporate Center, Building 15, 9700 SW Nimbus Avenue, Beaverton, OR; (2) 239 Ethan Allen Highway, Ridgefield, CT; and (3) 1300 Godward Street, N.E., Minneapolis, MN.

7.       NEGATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                           (a)      Indebtedness evidenced by this Agreement and
the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

                           (b)      Indebtedness set forth on Schedule 5.20,

                           (c)      Permitted Purchase Money Indebtedness, and

                           (d)      refinancings, renewals, or extensions of
Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness; and

                           (e)      Indebtedness composing Permitted
Investments.

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3      RESTRICTIONS ON FUNDAMENTAL CHANGES.

                           (a)      Enter into any merger, consolidation,
reorganization, or recapitalization, or reclassify its Stock.

                           (b)      Liquidate, wind up, or dissolve itself (or
suffer any liquidation or dissolution).

                           (c)      Convey, sell, lease, license, assign,
transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of all its assets.

         7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's assets.

         7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that Borrower may change its name or FEIN upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens.

         7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person (other than with respect to guaranteed obligations which, in the aggregate, do not exceed $500,000) except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender.

         7.7 NATURE OF BUSINESS. Make any material change in the principal nature of its business.

         7.8      PREPAYMENTS AND AMENDMENTS.

                           (a)      Except in connection with a refinancing
permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower, other than the Obligations in accordance with this Agreement, and

                           (b)      Except in connection with a refinancing
permitted by Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the material terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c).

         7.9      [INTENTIONALLY OMITTED]

         7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale that would be material to Borrower's business, operations or financial condition.

         7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding; provided, however, the shareholders rights plan and stock repurchase plan previously adopted by Borrower shall be permitted.

         7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau (not including, for this purpose, payroll, stock transfer, stock option and application service providers) for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower's financial condition.

         7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower and its Subsidiaries shall not have Permitted Investments (other than in the AC Accounts) in deposit accounts or Securities Accounts in excess of $100,000 outstanding at any one time unless Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Securities Account Agreements governing such Permitted Investments, as Lender shall determine in its

Permitted Discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments.

         7.14 TRANSACTIONS WITH AFFILIATES. Except for any transaction that was entered into by Borrower prior to the Closing Date (as disclosed on Schedule 7.14), directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

         7.16     [INTENTIONALLY OMITTED].

         7.17     USE OF PROCEEDS

                           (a)      Use the proceeds of the Term Loan A or any
Acquisition Line Advance for any purpose other than (i) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

                           (b)      Use the proceeds of the Acquisition Line
Advances for any purpose other than to finance a Permitted Acquisition and to pay transactional fees, costs and expenses incurred in connection therewith.

         7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens and also provides to Lender a Collateral Access Agreement with respect to such new location. The Inventory and Equipment (other than old and used Inventory and Equipment that, as of the Closing Date, is properly not recorded on Borrower's balance sheet in accordance with GAAP) shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

         7.19 SECURITIES ACCOUNTS. Establish or maintain any Securities Account, except the Securities Accounts established with respect to the stock repurchase plan previously adopted by Borrower and approved by Lender, unless Lender shall have received a Securities Account Agreement in respect of such Securities Account. Borrower shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

         7.20     FINANCIAL COVENANTS.

                           (a)      Fail to maintain:

                                    (i)      MINIMUM EBITDA. EBITDA, measured on
a fiscal quarter-end basis, of not less than $15,000,000 for the applicable twelve-month period ending on such date.

                                    (ii)     MINIMUM RECURRING SERVICE &
MAINTENANCE REVENUES. Recurring Service & Maintenance Revenues, measured on a fiscal quarter-end basis, of not less than $63,370,000 for the applicable twelve-month period ending on such date.

                           (b)      Make:

                                    (i)      CAPITAL EXPENDITURES. Capital
expenditures in any fiscal year, commencing with the fiscal year ended December 31, 2003, in excess of $24,679,945; provided that such limitation shall be increased for each fiscal year after the fiscal year ended December 31, 2003 by an amount equal to the amount, if any, by which Borrower's EBITDA for each 12-month period (beginning with the 12-month period ended December 31, 2003) exceeded the amount of Minimum EBITDA set forth in Section 7.20(a)(i) for the corresponding period.

8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

         8.2 If Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Loan Documents;

         8.3 If any material portion of the consolidated assets of Borrower and its Subsidiaries is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

         8.4 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

         8.5 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or the Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

         8.6 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any of the consolidated assets of Borrower and its Subsidiaries by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of the consolidated assets of Borrower and its Subsidiaries and the same is not paid before such payment is delinquent; provided that this Section 8.7 shall not apply to Liens which are Permitted Liens;

         8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of the consolidated assets of Borrower and its Subsidiaries;

         8.9 If there is a default in any material agreement to which Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein; provided that the aggregate amount of all obligations in respect of such agreement equals or exceeds $1,000,000 at such time;

         8.10 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

         8.12 If Borrower or any of its Subsidiaries shall cause, permit, or suffer, directly or indirectly, any Change of Control;

         8.13 If (a) this Agreement or any other Loan Document that purports to create a Lien shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby and such failure or cessation would result in a Material Adverse Change or (b) this Agreement or any other Loan Document that purports to create a Lien shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby and, if such failure or cessation would not result in a Material Adverse Change, such failure or cessation continues for a period of five (5) days after the date on which such failure or cessation occurs; or

         8.14 Any provision of any Loan Document shall at any time for any reason be declared by a court of competent jurisdiction to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower, or by any Governmental Authority having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that Borrower has any liability or obligation purported to be created under any Loan Document.

9.       LENDER'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

                           (a)      Declare all Obligations, whether evidenced
by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (b)      Cease advancing money or extending credit to
or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

                           (c)      Terminate this Agreement and any of the
other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

                           (d)      Settle or adjust disputes and claims
directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                           (e)      Cause Borrower to hold all returned
Inventory in trust for Lender, segregate all returned Inventory from all other assets of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

                           (f)      Without notice to or demand upon Borrower,
make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g)      Without notice to Borrower (such notice
being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in the AC Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

                           (h)      Hold, as cash collateral, any and all
balances and deposits of Borrower held by Lender, and any amounts received in the AC Accounts, to secure the full and final repayment of all of the Obligations;

                           (i)      Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                           (j)      Sell the Personal Property Collateral at
either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                           (k)      Lender shall give notice of the disposition
of the Personal Property Collateral as follows:

                                    (i)      Lender shall give Borrower a notice
in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

                                    (ii)     The notice shall be personally
delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                           (l)      Lender may credit bid and purchase at any
public sale; and

                           (m)      Lender may seek the appointment of a
receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                           (n)      Lender shall have all other rights and
remedies available at law or in equity or pursuant to any other Loan Document;
and

                           (o)      Any deficiency that exists after disposition
of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be promptly returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

         9.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

                  After the occurrence and continuance of a Default, if Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or
(c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

         11.2 LENDER'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

         11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:

                  If to Borrower:   VITALWORKS INC.

                                        239 Ethan Allen Highway
                                        Ridgefield, Connecticut  06877
                                        Attn:      Michael Manto, CFO
                                        Fax No. 203-894-1801

                  with copies to:       CADWALADER, WICKERSHAM & TAFT
                                        100 Maiden Lane
                                        New York, NY  10038
                                        Attn: Frank Serbaroli, Esq.
                                        Fax No. 212-504-6666

                  If to Lender:         WELLS FARGO FOOTHILL, INC.
                                        400 Northpark Town Center
                                        1000 Abernathy Road
                                        Suite 1450
                                        Atlanta, GA 30328
                                        Attn: Business Finance Division Manager
                                        Fax No. 770-508-1375

                  with copies to:       WELLS FARGO FOOTHILL, INC.
                                        2450 Colorado Avenue
                                        Suite 3000 West
                                        Santa Monica, CA 90404
                                        Attn: Business Finance Division Manager
                                        Fax No. 310-453-7413

                  with copies to:       MORRISON & FOERSTER LLP
                                        1290 Avenue of the Americas
                                        New York, NY 10104
                                        Attn:  Mark B. Joachim, Esq.
                                        Fax No. 212-468-7900

                  Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                           (a)      THE VALIDITY OF THIS AGREEMENT AND THE OTHER
LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                           (b)      THE PARTIES AGREE THAT ALL ACTIONS OR
PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 13(b).

                           (c)      BORROWER AND LENDER HEREBY WAIVE THEIR
RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1     ASSIGNMENTS AND PARTICIPATIONS.

                           (a)      Lender may assign and delegate to one or
more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents in increments of not less than $5,000,000 per assignee; provided, however, that Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrower an appropriate assignment and acceptance agreement.

                           (b)      From and after the date that Lender provides
Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

                           (c)      Immediately upon Borrower's receipt of such
fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

                           (d)      Lender may at any time sell to one or more
commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

                           (e)      In connection with any such assignment or
participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

                           (f)      Any other provision in this Agreement
notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section
14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15.      AMENDMENTS; WAIVERS.

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.      GENERAL PROVISIONS.

         16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

         16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         16.5 WITHHOLDING TAXES. All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrower will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

         16.6 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Lender and Borrower.

         16.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         16.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         16.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                           [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                              VITALWORKS INC.,
                              a Delaware corporation

                              By:    /s/ Stephen Hicks
                                     -----------------
                              Title: Vice President and General Counsel

                              WELLS FARGO FOOTHILL, INC.
                              a California corporation
                              (formerly known as Foothill Capital Corporation)

                              By:    /s/ Authorized Signatory
                                     ------------------------
                              Title: